Exhibit 5.1

September 2, 2025

Permian Resources Corporation

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
Austin	Milan
Beijing	Munich
Boston	New York
Brussels	Orange County
Chicago	Paris
Dubai	Riyadh
Düsseldorf	San Diego
Frankfurt	San Francisco
Hamburg	Seoul
Hong Kong	Silicon Valley
Houston	Singapore
London	Tel Aviv
Los Angeles	Tokyo
Madrid	Washington, D.C.

Re: Permian Resources Corporation

To the addressees set forth above:

We have acted as special counsel to Permian Resources Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance from time to time of up to 30,586,536 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Shares”), upon exchange of the issued and outstanding 3.25% exchangeable senior notes due 2028 (the “Notes”) of Permian Resources Operating, LLC, a Delaware limited liability company (“OpCo”), pursuant to a registration statement on Form S–3 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 24, 2024 (Registration No. 333–279715) (the “Registration Statement”), including a base prospectus, dated May 24, 2024 (the “Base Prospectus”), and a prospectus supplement, dated August 29, 2025, filed with the Commission pursuant to Rule 424(b) under the Act on August 29, 2025 (together with the Base Prospectus, the “Prospectus”). The Class A Shares may be issued upon exchange of the Notes pursuant to the terms set forth in that certain Indenture, dated as of March 19, 2021, between OpCo and UMB Bank, N.A., as trustee (the “Trustee”), as supplemented by that certain first supplemental indenture, dated as of March 19, 2021, among the Company, OpCo, the Subsidiary Guarantors named therein and the Trustee, that certain second supplemental indenture, dated as of September 1, 2022, among the Company, the Existing Guarantors named therein, the New Subsidiary Guarantors named therein, and the Trustee, that certain third supplemental indenture, dated as of September 5, 2023, among the Company, the Existing Guarantors named therein, the New Subsidiary Guarantor named therein, and the Trustee and that certain fourth supplemental indenture, dated as of November 1, 2023, among the Company, the Existing Guarantors named therein, the New Subsidiary Guarantors named therein, and the Trustee (such indenture, as so supplemented, the “Indenture”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Class A Shares.

September 2, 2025

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Class A Shares issuable upon exchange of the Notes have been duly authorized by all necessary corporate action of the Company and, when issued upon exchange of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated September 2, 2025 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP